Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SciSparc Ltd. 2023 Share Incentive Plan, of our report dated April 1, 2024, with respect to the consolidated financial statements of SciSparc Ltd. and its subsidiaries, included in its Annual Report (Form 20-F) for the year ended December 31, 2023 filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 1, 2024	A Member of EY Global